July 10, 1995




          California Microwave, Inc.
          985 Almanor Drive
          Sunnyvale, California

                    Re:  Registration Statement on Form S-8

          Ladies and Gentlemen:

                    You have requested our opinion as counsel for California Microwave, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulation promulgated thereunder, and the public offering by the Company of up to 120,859 shares of Common Stock issuable under the 1990 Non-Qualified Stock Option Plan for Employees of the Company's wholly-owned subsidiary, Microwave Networks Incorporated, and up to 11,753 shares of Common Stock issuable under the 1990 Non-Qualified Stock Option Plan for Non-employed Directors and Consultants of Microwave Networks Incorporated.

                    We have examined the Company's Registration Statement on Form S-8 in the form filed with the Securities and Exchange Commission contemporaneously herewith (the "Registration Statement"), which covers the shares authorized for issuance under the aforesaid Plans. We further have examined the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws of the Company and minutes of meetings of the Board of Directors of the Company as a basis for the opinion hereafter expressed.

                    Based on the foregoing examination, we are of the opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.






          California Microwave, Inc.
          July 10, 1995
          Page 2



                    We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        HOWARD, RICE, NEMEROVSKI,
                                        CANADY, FALK & RABKIN,
                                        A Professional Corporation



                                        By /s/ Richard W. Canady
                                             RICHARD W. CANADY


          RWC:kc